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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Pemstar Inc. of our report dated April 30, 2001, included in the 2001 Annual Report to Shareholders of Pemstar Inc.

Our audit also included the financial statement schedule of Pemstar Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-44044) pertaining to the Pemstar Inc. 1994 Stock Option Plan, 1995 Stock Option Plan, 1997 Stock Option Plan, 1999 Amended and Restated Stock Option Plan, 2000 Stock Option Plan and 2000 Employee Stock Purchase Plan of our report dated April 30, 2001 with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K).

                                       /s/ Ernst & Young LLP

Minneapolis, Minnesota
June 26, 2001